As filed with the U.S. Securities and Exchange Commission on May 7, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alder BioPharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	90-0134860
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11804 North Creek Parkway South

Bothell, WA 98011

(425) 205-2900

(Address, including zip code and telephone number, of Registrant’s principal executive offices)

Randall C. Schatzman, Ph.D.

President and Chief Executive Officer

11804 North Creek Parkway South

Bothell, WA 98011

(425) 205-2900

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Sonya F. Erickson John T. McKenna Cooley LLP 1700 Seventh Avenue, Suite 1900 Seattle, WA 98101 (206) 452-8700	David J. Segre Michael Nordtvedt Wilson Sonsini Goodrich & Rosati, Professional Corporation 701 Fifth Avenue, Suite 5100 Seattle, WA 98104 (206) 883-2500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ (File No. 333-194672)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)

Common Stock, $0.0001 par value per share	977,500	$10.00	$9,775,000	$1,260

(1)	Includes 127,500 shares the underwriters have the option to purchase.

(2)	The Registrant is registering 977,500 shares pursuant to this Registration Statement, which shares are in addition to the 8,222,500 shares registered pursuant to the Registration Statement on Form S-1 (File No. 333-194672).

(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended. Proposed maximum aggregate offering price includes the aggregate offering price of shares that the underwriters have the option to purchase.

(4)	The registration fee is based upon the public offering price.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Alder BioPharmaceuticals, Inc. (the “Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-194672) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on March 19, 2014, and which the Commission declared effective on May 7, 2014.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Registrant by 977,500 shares, 127,500 of which may be sold by the Registrant in the event the underwriters exercise their option to purchase additional shares of the Registrant’s common stock. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle, State of Washington, on May 7, 2014.

ALDER BIOPHARMACEUTICALS, INC.

By:	/s/ Randall C. Schatzman
Randall C. Schatzman, Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Randall C. Schatzman Randall C. Schatzman, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	May 7, 2014

/s/ Larry K. Benedict Larry K. Benedict	Senior Vice President, Finance (Principal Financial and Accounting Officer)	May 7, 2014

* Stephen M. Dow	Chairman of the Board of Directors	May 7, 2014

* Peter Bisgaard	Director	May 7, 2014

* Gary Bridger, Ph.D.	Director	May 7, 2014

* Aaron Davidson	Director	May 7, 2014

* A. Bruce Montgomery	Director	May 7, 2014

* Deepa R. Pakianathan, Ph.D.	Director	May 7, 2014

* Heather Preston, M.D.	Director	May 7, 2014

* Clay B. Siegall, Ph.D.	Director	May 7, 2014

*By:	/s/ Larry K. Benedict
Larry K. Benedict
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of Registration Statement on Form S-1 (File No. 333-194672)).